Exhibit 3.123

CERTIFICATE OF FORMATION

OF

BANKBOSTON MERCHANT SERVICES, L.L.C.

This Certificate of Formation of BankBoston Merchant Services, L.L.C. (the “LLC”), dated June 19, 1997, is being duly executed and filed by Diane Pignone, as an authorized person on behalf of First Data Merchant Services Corporation, a Florida corporation (“FDMS”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. § 18-101 et seq.) (the “Act”).

FIRST.            The name of the limited liability company formed hereby is BankBoston Merchant Services, L.L.C.

SECOND.       The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.           The latest date on which the LLC is to dissolve is June 19, 2027.

FOURTH.       The LLC shall be formed as of the filing of this Certificate of Formation.

FIFTH.            The initial Members of the LLC shall be BayBanks Credit Corp. and FDMS.

SIXTH.           The LLC will engage in any activity and business for which limited liability companies may be formed under the Act; provided such activities and businesses are permissible for national banking associations.

SEVENTH.     Each member of the LLC will be shielded from unlimited liability for the acts of other members of the  LLC consistent with the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Diane Pignone
Diane Pignone
Authorized Person

CERTIFICATE OF AMENDMENT

OF

BANKBOSTON MERCHANT SERVICES, L.L.C.

1.  The name of the limited liability company is BankBoston Merchant Services, L.L.C., a Delaware limited liability company.

2.  The Certificate of Formation of the limited liability company is hereby amended as follows:

Article FIRST of the Certificate of Formation is hereby deleted in its entirety and replaced by the following:

FIRST.   The name of the limited liability company formed hereby is First Data Merchant Services Northeast, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of this 16th day of October, 2000.

BankBoston Merchant Services, L.L.C.

By:	/s/ Paul J. DeFlavio
Name: Paul J. DeFlavio
Title: VP/GM

Certificate of Amendment to Certificate of Formation

of

First Data Merchant Services Northeast, LLC

It is hereby certified that:

1.  The name of the limited liability company (hereinafter called the “limited liability company”) is First Data Merchant Services Northeast, LLC.

2.  The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware  19808.”

Executed on April 19, 2001.

/s/ Stanley J. Andersen
Stanley J. Andersen, Authorized Person